Independent Auditors' Consent

The Board of Directors

Calvert Social Index Series, Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 18, 2003, with respect to the financial statements of Calvert Social Index Fund, a series of Calvert Social Index Series, Inc., as of September 30, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Custodians" in the Statement of Additional Information.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 27, 2004